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                                                                    EXHIBIT 99.3

                       CERTIFICATION OF NON-FOREIGN STATUS

                             FOR INDIVIDUAL PARTNERS

     Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner's allocable share of the partnership's effectively connected taxable
income, if the partner is a foreign person. To inform                    (insert
name of partnership) that the provisions of section 1446 do not apply, the undersigned hereby certifies the following:

     1. I am not a nonresident alien for purposes of U.S. income taxation;

     2. My U.S. taxpayer identification number (social security number) is ____________________; and


     3. My home address is
                          --------------------------

                          --------------------------

                          --------------------------

     I hereby agree that if I become a nonresident alien, I will notify the partnership within sixty (60) days of doing so. I understand that this certification may be disclosed to the Internal Revenue Service by the partnership and that any false statement I have made here could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

     Executed this       day of       , 2001.

                                             -----------------------------------

                                             Printed Name:
                                                          ----------------------


                            IMPORTANT TAX INFORMATION

         PLEASE COMPLETE THIS CERTIFICATION, OR THE ATTACHED CERTIFICATION OF NON-FOREIGN STATUS FOR PARTNERS THAT ARE ENTITIES, AS APPROPRIATE, TO AVOID FEDERAL INCOME TAX WITHHOLDING UNDER SECTION 1446 OF THE INTERNAL REVENUE CODE ON YOUR LIMITED PARTNERSHIP INCOME AND DISTRIBUTIONS, INCLUDING THE PIONEER COMMON STOCK AND CASH TO BE PAID TO YOU UPON THE MERGER OF EACH PARTNERSHIP IN WHICH YOU OWN AN INTEREST.